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 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2016

 ADVANCE AUTO PARTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5008 Airport Road, Roanoke, Virginia	24012
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (540) 362-4911

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2016 Annual Meeting of Stockholders of Advance Auto Parts, Inc. (“Company”) held May 18, 2016, the Company’s stockholders re-elected John F. Bergstrom, John C. Brouillard, Brad W. Buss, Fiona P. Dias, John F. Ferraro, Thomas R. Greco, Adriana Karaboutis, Eugene I. Lee, Jr., William S. Oglesby, Reuben E. Slone and Jeffrey C. Smith to serve as members of the Company’s Board of Directors (“Board”) until the 2017 annual meeting of stockholders. Following the annual meeting and effective May 18, 2016, J. Paul Raines, Gilbert T. Ray, Carlos A. Saladrigas, O. Temple Sloan III and Jimmie L. Wade, who had previously served as directors, retired from the Board.

Effective May 18, 2016, the Board restructured its Committees in order to fill the vacancies created by the departure of retiring directors. All of the directors appointed as members of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as reconstituted and listed below, have been determined by the Board to be independent under the listing standards of the New York Stock Exchange.

Audit Committee
Brad W. Buss        Chair
John F. Ferraro
Adriana Karaboutis
Reuben E. Slone

Compensation Committee
John F. Bergstrom    Chair
Fiona P. Dias
Eugene I. Lee, Jr.

Finance Committee
William S. Oglesby     Chair
John C. Brouillard
Brad W. Buss
Fiona P. Dias
Reuben E. Slone

Nominating and Corporate Governance Committee
John F. Ferraro    Chair
Eugene I. Lee, Jr.
Adriana Karaboutis

In other actions, the Board appointed director Jeffrey C. Smith as the independent Chair of the Board, effective May 18, 2016, to succeed Executive Chair John C. Brouillard, who will continue to serve as a non-independent director. In addition, John F. Ferraro will no longer serve as Lead Independent Director but will continue to serve as an independent director. Mr. Ferraro and Brad W. Buss were designated as Audit Committee financial experts.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a)
The 2016 Annual Meeting of Stockholders of the Company was held on Wednesday, May 18, 2016. The following matters were submitted to a vote by the stockholders: (1) election of eleven directors to serve as members of the Board until the 2017 Annual Meeting of Stockholders, (2) non-binding advisory vote to approve the compensation of the Company’s named executive officers, (3) ratification of the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for 2016, (4) approval of a proposal to amend the Company's certificate of incorporation to eliminate the one year holding period requirement for stockholders to call a special meeting and (5) a non-binding advisory vote on a stockholder proposal regarding the ability of stockholders to act by written consent.

All nominees were elected to the Board of Directors with the following vote counts:

	FOR	WITHHELD
John F. Bergstrom	61,090,524	695,536
John C. Brouillard	61,049,598	736,462
Brad W. Buss	61,570,707	215,353
Fiona P. Dias	61,520,020	266,040
John F. Ferraro	61,278,609	507,451
Thomas R. Greco	60,976,609	809,451
Adriana Karaboutis	61,533,878	252,182
Eugene I. Lee, Jr.	61,505,622	280,438
William S. Oglesby	61,479,982	306,078
Reuben E. Slone	61,570,912	215,148
Jeffrey C. Smith	61,403,878	382,182

There were 2,769,251 broker non-votes recorded for each nominee.

The compensation of the named executive officers was approved by the following non-binding advisory vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
51,085,092	10,357,588	343,380	2,769,251

Stockholders also ratified the appointment of Deloitte and Touche LLP as the Company’s independent registered public accounting firm for 2016. The vote on the proposal was as follows:

FOR	AGAINST	ABSTENTIONS
64,111,992	342,090	101,229

The proposal to amend the Company's certificate of incorporation to eliminate the one year holding period requirement for stockholders to call a special meeting:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
61,650,270	35,666	100,124	2,769,251

A majority of the Company’s outstanding shares (53.97% of shares voted) were cast against the non-binding advisory stockholder proposal regarding the ability of stockholders to act by written consent. The vote on the proposal was as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
28,259,473	33,348,264	178,323	2,769,251

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.
(Registrant)

Date: May 24, 2016	/s/ Michael A. Norona
(Signature)*
Michael A. Norona
Executive Vice President and Chief Financial Officer
* Print name and title of the signing officer under his signature.